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AIM SMALL CAP EQUITY FUND                                          SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 12/31/2009
FILE NUMBER: 811-1540
SERIES NO.:  21

74U.            1    Number of shares outstanding (000's Omitted)
                     Class A                                                                                            28,765
                2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                     Class B                                                                                             4,708
                     Class C                                                                                             4,639
                     Class R                                                                                             5,890
                     Class Y                                                                                             1,251
                     Institutional Class                                                                                 3,963

74V.            1    Net asset value per share (to nearest cent)
                     Class A                                                                                           $  9.52
                2    Net asset value per share of a second class of open-end company shares (to nearest cent)
                     Class B                                                                                           $  8.73
                     Class C                                                                                           $  8.72
                     Class R                                                                                           $  9.30
                     Class Y                                                                                           $  9.56
                     Institutional Class                                                                               $  9.83
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